Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on the Post Effective Amendment on Form S-3 to Form S-1 of our report dated March 11, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Achillion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

April 23, 2010